SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seneca Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

United States of America	Applied For
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Oswego Street
Baldwinsville, New York	13027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A	N/A
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218749

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share
(Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Seneca Financial Corp." "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-218749), initially filed with the SEC on June 14, 2017 and amended on July 27, 2017 and August 9, 2017 (the "Form S-1"), which is hereby incorporated by reference.  For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Seneca Financial Corp. and Seneca Savings" and "Description of Capital Stock of Seneca Financial Corp." in the Registrant's Prospectus dated August 14, 2017.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-218749) initially filed with the SEC on June 14, 2017 and amended on July 27, 2017 and August 9, 2017.

2.	Charter (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SENECA FINANCIAL CORP.
Date: October 11, 2017	By: /s/ Joseph G. Vitale
Joseph G. Vitale
President and Chief Executive Officer